Exhibit 99

CERTIFICATION UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Graco Inc.

A signed original of this written statement required by Section 906 has been provided to Graco Inc. and will be retained by Graco Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	April 29, 2003	/s/David A. Roberts
David A. Roberts President & Chief Executive Officer
Date:	May 1, 2003	/s/James A. Graner
James A. Graner Vice President &Controller Chief Accounting Officer
Date:	April 29, 2003	/s/Mark W. Sheahan
Mark W. Sheahan Vice President & Treasurer Principal Financial Officer